Exhibit 16.1

Ernst & Young LLP	Tel: +1 713 750 1500
5 Houston Center	www.ey.com
1401 McKinney Street
Suite 2400
Houston, TX 77010

March 15, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 15, 2021, of Comfort Systems USA, Inc. and are in agreement with the statements contained in the 2nd, 3rd and 4th paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

March 15, 2021

A member firm of Ernst & Young Global Limited